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As Filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 001-36033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Theravance Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands (Address of principal executive offices)	KY1-1104 (Zip Code)

(650) 808-6000
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Share, par value $0.00001 per share	The NASDAQ Stock Market LLC

        Securities to be registered pursuant to Section 12(g) of the Act None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        We are an "emerging growth company" as defined under the federal securities laws. For implications of our status as an emerging growth company, please see "Risk Factors" in Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 2 of this registration statement.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	"Summary", "Risk Factors", "The Spin-Off", "Our Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Where to Obtain More Information"
1A.	Risk Factors	"Risk Factors"
2.	Financial Information	"Historical Selected Financial Data", "Unaudited Pro Forma Combined Balance Sheet", "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Our Business" and "Our Relationship with Theravance, Inc. after the Spin-Off"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management" and "Board of Directors"
6.	Executive Compensation	"Compensation of Non-Employee Directors", and "Compensation of Named Executive Officers"
7.	Certain Relationships and Related Transactions and Director Independence	"Security Ownership of Certain Beneficial Owners and Management", "Related Person Transactions", "Our Relationship with Theravance, Inc. after the Spin-Off" and "Board of Directors"
8.	Legal Proceedings	"Our Business"
9.	Market Price of Dividends on Registrant's Common Equity and Related Stockholder Matters	"The Spin-Off," "Dividend Policy", "Description of Share Capital", "Compensation of Non-Employee Directors" and "Compensation of Named Executive Officers"
10.	Recent Sales of Unregistered Securities	Not Applicable
11.	Description of Registrant's Securities to be Registered	"The Spin-Off", "Dividend Policy" and "Description of Share Capital"
12.	Indemnification of Directors and Officers	"Indemnification of Directors and Officers"
13.	Financial Statements and Supplementary Data	"Historical Selected Financial Data" and "Unaudited Pro Forma Combined Balance Sheet"

Item No.	Caption	Location in Information Statement
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15.	Financial Statements and Exhibits	See "Index to Combined Financial Statements" and the statements referenced therein
  (a)
  Financial Statements

        The information required by this item is contained in the "Unaudited Pro Forma Balance Sheet" and "Index to Financial Statements" and the statements referenced therein and is incorporated herein by reference.

  (b)
  Exhibits

        The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit
2.1	Form of Separation and Distribution Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.**
3.1	Amended and Restated Memorandum and Articles of Association of Theravance Biopharma, Inc. adopted April 28, 2014
4.1	Specimen Share Certificate of Theravance Biopharma, Inc.
4.2	Theravance Biopharma, Inc. Registration Rights Agreement, dated March 3, 2014**
4.3	Form of Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc.
10.1	Form of Transition Services Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.**
10.2	Form of Tax Matters Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.
10.3	Form of Employee Matters Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.
10.4	2013 Equity Incentive Plan**
10.5	Forms of Notice of and Agreements for Option Grants, Restricted Share Unit Award and Restricted Share Award under the 2013 Equity Incentive Plan**
10.6	Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan**
*10.7	Theravance Biopharma, Inc. Change in Control Severance Plan**
*10.8	Form of Offer Letter with Rick E Winningham***
10.9	Theravance Biopharma, Inc. Cash Bonus Program**
*10.10	Form of Indemnity Agreement
10.11	Amended and Restated Lease Agreement, 951 Gateway Boulevard, between Theravance, Inc. and HMS Gateway Office L.P., dated January 1, 2001**
10.12	First Amendment to Lease for 951 Gateway Boulevard effective as of June 1, 2010 between Theravance, Inc. and ARE-901/951 Gateway Boulevard, LLC**

Exhibit No.	Exhibit
10.13	Lease Agreement, 901 Gateway Boulevard, between Theravance, Inc. and HMS Gateway Office L.P., dated January 1, 2001**
10.14	First Amendment to Lease for 901 Gateway Boulevard effective as of June 1, 2010 between Theravance, Inc. and ARE-901/951 Gateway Boulevard, LLC**
10.15	Form of Theravance Respiratory Company, LLC Limited Liability Company Agreement**
10.16	Technology Transfer and Supply Agreement, dated as of May 22, 2012 between Theravance, Inc. and Hospira Worldwide, Inc.**†
10.17	Commercialization Agreement between Theravance, Inc. and Clinigen Group plc, dated March 8, 2013**†
10.18	License Agreement between Theravance, Inc. and Janssen Pharmaceutica, dated as of May 14, 2002**†
10.19	Collaboration Agreement between Theravance, Inc. and Glaxo Group Limited, dated November 14, 2002(2)
10.20	Strategic Alliance Agreement by and between Theravance, Inc. and Glaxo Group Limited, dated March 30, 2004(3)
10.21	Amendment to Strategic Alliance Agreement by and between Theravance, Inc. and Glaxo Group Limited, dated October 3, 2011(1)
10.22	Collaboration Agreement Amendment by and between Theravance, Inc. and Glaxo Group Limited dated, March 3, 2014(4)
10.23	Strategic Alliance Agreement Amendment by and between Theravance, Inc. and Glaxo Group Limited dated, March 3, 2014(4)
10.24	Master Agreement by and between Theravance, Inc., Theravance Biopharma, Inc. and Glaxo Group Limited, dated March 3, 2014(4)
10.25	Extension Agreement by and between the Company and Glaxo Group Limited, dated March 3, 2014**
10.26	Governance Agreement by and between Theravance Biopharma, Inc. and Glaxo Group Limited, dated March 3, 2014**
*10.27	Form of Offer Letter with Frank Pasqualone
*10.28	Form of Offer Letter with Jeffrey D. Jonker
*10.29	Form of Offer Letter with Brett K. Haumann
*10.30	Form of Offer Letter with Renee D. Gala
*10.31	Forms of Equity Award Amendment***
*10.32	Form of TFIO Cash Award Amendment***
10.33	Forms of Consent to Assignment by and among ARE-901/951 Gateway Boulevard, LLC, Theravance, Inc. and Theravance Biopharma, Inc. and Assignment and Assumption of Lease for 901 Gateway Blvd.
10.34	Forms of Consent to Assignment by and among ARE-901/951 Gateway Boulevard, LLC, Theravance, Inc. and Theravance Biopharma, Inc. and Assignment and Assumption of Lease for 951 Gateway Blvd.
21.1	Subsidiaries of Theravance Biopharma, Inc.***
99.1	Preliminary Information Statement of Theravance Biopharma, Inc., dated April 30, 2014

*
Management contract or compensatory plan or arrangement.

**
Previously filed.

***
To be filed by amendment.

†
Confidential treatment has been requested from the Securities and Exchange Commission (the "Commission") as to certain portions of this exhibit.

(1)
Incorporated by reference to an exhibit filed with the annual report on Form 10-K of Theravance, Inc., filed with the Commission on February 27, 2012.

(2)
Incorporated by reference to an exhibit filed with the quarterly report on Form 10-Q of Theravance, Inc., filed with the Commission on November 1, 2013.

(3)
Incorporated by reference to an exhibit filed with the annual report on Form 10-K of Theravance, Inc., filed with the Commission on March 3, 2014.

(4)
Incorporated by reference to an exhibit filed with the current report on Form 8-K/A of Theravance, Inc., filed with the Commission on March 6, 2014.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Theravance Biopharma, Inc.
Date: April 30, 2014	By:	/s/ Rick E Winningham Rick E Winningham Chief Executive Officer

 INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1	Form of Separation and Distribution Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.**
3.1	Amended and Restated Memorandum and Articles of Association of Theravance Biopharma, Inc., adopted April 28, 2014
4.1	Specimen Share Certificate of Theravance Biopharma, Inc.
4.2	Theravance Biopharma, Inc. Registration Rights Agreement, dated March 3, 2014**
4.3	Form of Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc.
10.1	Form of Transition Services Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.**
10.2	Form of Tax Matters Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.
10.3	Form of Employee Matters Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc.
10.4	2013 Equity Incentive Plan**
10.5	Forms of Notice of and Agreements for Option Grants, Restricted Share Unit Award and Restricted Share Award under the 2013 Equity Incentive Plan**
10.6	Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan**
*10.7	Theravance Biopharma, Inc. Change in Control Severance Plan**
*10.8	Form of Offer Letter with Rick E Winningham***
10.9	Theravance Biopharma, Inc. Cash Bonus Program**
*10.10	Form of Indemnity Agreement
10.11	Amended and Restated Lease Agreement, 951 Gateway Boulevard, between Theravance, Inc. and HMS Gateway Office L.P., dated January 1, 2001**
10.12	First Amendment to Lease for 951 Gateway Boulevard effective as of June 1, 2010 between Theravance, Inc. and ARE-901/951 Gateway Boulevard, LLC**
10.13	Lease Agreement, 901 Gateway Boulevard, between Theravance, Inc. and HMS Gateway Office L.P., dated January 1, 2001**
10.14	First Amendment to Lease for 901 Gateway Boulevard effective as of June 1, 2010 between Theravance, Inc. and ARE-901/951 Gateway Boulevard, LLC**
10.15	Form of Theravance Respiratory Company, LLC Limited Liability Company Agreement**
10.16	Technology Transfer and Supply Agreement, dated as of May 22, 2012 between Theravance, Inc. and Hospira Worldwide, Inc.**†
10.17	Commercialization Agreement between Theravance, Inc. and Clinigen Group plc dated March 8, 2013**†
10.18	License Agreement between Theravance, Inc. and Janssen Pharmaceutica, dated as of May 14, 2002**†
10.19	Collaboration Agreement between Theravance, Inc. and Glaxo Group Limited, dated November 14, 2002(2)
10.20	Strategic Alliance Agreement by and between Theravance, Inc. and Glaxo Group Limited, dated March 30, 2004(3)

Exhibit No.	Exhibit
10.21	Strategic Alliance Agreement Amendment by and between Theravance, Inc. and Glaxo Group Limited, dated October 3, 2011(1)
10.22	Collaboration Agreement Amendment by and between Theravance, Inc. and Glaxo Group Limited dated, March 3, 2014
10.23	Amendment to Strategic Alliance Agreement by and between Theravance, Inc. and Glaxo Group Limited dated, March 3, 2014(4)
10.24	Master Agreement by and between Theravance, Inc., Theravance Biopharma, Inc. and Glaxo Group Limited, dated March 3, 2014(4)
10.25	Extension Agreement by and between the Company and Glaxo Group Limited, dated March 3, 2014**
10.26	Governance Agreement by and between Theravance Biopharma, Inc. and Glaxo Group Limited, dated March 3, 2014**
*10.27	Form of Offer Letter with Frank Pasqualone
*10.28	Form of Offer Letter with Jeffrey D. Jonker
*10.29	Form of Offer Letter with Brett K. Haumann
*10.30	Form of Offer Letter with Renee D. Gala
*10.31	Forms of Equity Award Amendment***
*10.32	Form of TFIO Cash Award Amendment***
10.33	Forms of Consent to Assignment by and among ARE-901/951 Gateway Boulevard, LLC, Theravance, Inc. and Theravance Biopharma, Inc. and Assignment and Assumption of Lease for 901 Gateway Blvd.
10.34	Forms of Consent to Assignment by and among ARE-901/951 Gateway Boulevard, LLC, Theravance, Inc. and Theravance Biopharma, Inc. and Assignment and Assumption of Lease for 951 Gateway Blvd.
21.1	Subsidiaries of Theravance Biopharma, Inc.***
99.1	Preliminary Information Statement of Theravance Biopharma, Inc., dated April 30, 2014

*
Management contract or compensatory plan or arrangement.

**
Previously filed.

***
To be filed by amendment.

†
Confidential treatment has been requested from the Securities and Exchange Commission (the "Commission") as to certain portions of this exhibit.

(1)
Incorporated by reference to an exhibit filed with the annual report on Form 10-K of Theravance, Inc., filed with the Commission on February 27, 2012.

(2)
Incorporated by reference to an exhibit filed with the quarterly report on Form 10-Q of Theravance, Inc., filed with the Commission on November 1, 2013.

(3)
Incorporated by reference to an exhibit filed with the annual report on Form 10-K of Theravance, Inc., filed with the Commission on March 3, 2014.

(4)
Incorporated by reference to an exhibit filed with the current report on Form 8-K/A of Theravance, Inc., filed with the Commission on March 6, 2014.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
INDEX TO EXHIBITS